Exhibit 99.1

Unica Corporation Reservoir place North 170 Tracer Lane Waltham, MA 02451 T:+1.781.839.8000 F:+1.781.890.0012 www.unica.com
Unica Announces Financial Results for Fourth Quarter and Full Year Fiscal 2007
Announced Restatement of Previously Issued Quarterly Financials in Fiscal 2007
Full Year Fiscal 2007 Results Consistent with Preliminary Expectations
WALTHAM, Mass. – December 31, 2007 – Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its fiscal fourth quarter and full year ended September 30, 2007.
For the quarter ended September 30, 2007, the company reported total revenue of $29.3 million, an increase of 21% compared with the fourth quarter of fiscal 2006. Perpetual license revenue was $12.8 million, an increase of 18%, subscription revenue was $2.4 million, an increase of 29%, and maintenance and services revenue was $14.1 million, an increase of 22%, each compared to the prior year quarter. For the quarter ended September 30, 2007, maintenance revenue on perpetual licenses was $10.4 million, an increase of 24% from the prior year quarter, and services revenue was $3.7 million, an increase of 18% from the prior year quarter.
For the quarter ended September 30, 2007, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $75,000, as compared to income from operations of $472,000 for the fourth quarter of fiscal 2006. GAAP loss from operations includes $1.7 million of non-cash share-based compensation expense and $718,000 of amortization of acquired intangibles. GAAP net income for the quarter ended September 30, 2007, was $405,000, compared to GAAP net income of $770,000 in the same period last year. GAAP diluted net income per share for the quarter ended September 30, 2007 was $0.02, compared to GAAP diluted net income of $0.04 per share in the same period last year.
For the quarter ended September 30, 2007, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangibles, was $2.4 million, as compared to non-GAAP income from operations of $2.1 million in same period last year. Based on a 17% non-GAAP effective tax rate, non-GAAP net income was $2.4 million in the fourth quarter of fiscal 2007, compared to non-GAAP net income of $1.7 million for the same period last year. Non-GAAP diluted earnings per share were $0.11 in the quarter ending September 30, 2007, an increase of 38% compared to $0.08 in the same period last year when the effective non-GAAP tax rate was 37%.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
As of September 30, 2007, Unica had cash, cash equivalents, and short-term investments of $38.1 million, a decrease from $51.6 million at June 30, 2007. The decrease in cash was primarily related to $11.9 million net cash paid for the acquisition of MarketingCentral. At September 30, 2007, deferred revenue was $38.6 million, representing an increase of 14% on a year-over-year basis.

Full Year Fiscal 2007 Results:
For the full year fiscal 2007, Unica reported total revenue of $102.2 million, an increase of 24% compared with fiscal 2006. In fiscal 2007, license revenue increased 11% to $39.0 million, subscription revenue increased 38% to $9.0 million, and maintenance and services revenue increased 33% to $54.3 million, in each case as compared to fiscal 2006. For fiscal 2007, maintenance revenue was $40.0 million, an increase of 31% from the prior year, and services revenue was $14.3 million, an increase of 39% from the prior year.
Unica reported a loss from operations, in accordance with GAAP, of $2.5 million during fiscal 2007, including $5.5 million of non-cash share-based compensation expense and amortization of acquired intangibles of $2.7 million, as compared to a GAAP loss from operations of $1.3 million during fiscal 2006. GAAP net income for fiscal 2007 was $496,000, resulting in GAAP diluted net income per share of $0.02, compared to GAAP diluted net income per share of $0.03 in fiscal 2006.
On a non-GAAP basis, excluding non-cash share-based compensation expense and amortization of acquired intangibles, income from operations was $5.8 million in fiscal 2007, as compared to $7.6 million in fiscal 2006. Based on a 25% non-GAAP effective tax rate, non-GAAP net income was $6.0 million in fiscal 2007 compared to non-GAAP net income of $6.4 million in fiscal 2006, and resulting in non-GAAP diluted earnings per share of $0.28 in fiscal 2007. This compares to non-GAAP earnings per share of $0.31 in the same period last year when the effective non-GAAP tax rate was 33%.
On a full year basis, ended September 30, 2007, Unica reported cash flow from operations of $10.7 million.
Restatement of Previously Issued Quarterly Financial Statements within Fiscal Year 2007
Unica also announced that it will restate its previously issued unaudited condensed consolidated financial information for each of the first three fiscal quarters of fiscal year 2007 in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The restatement is primarily the result of errors in recording the state income tax provision, and also errors in recording its state sales tax liabilities and receivables, the timing of recording revenue on certain revenue arrangements, and the timing of recording a purchase accounting entry.
In addition, the company identified errors originating in periods prior to fiscal 2007, which primarily related to errors in recording its state income tax provision and its state sales tax liabilities and receivables as well as errors in the timing of recording revenue on certain revenue arrangements. These prior fiscal period errors individually and in the aggregate are not material to the financial results for previously issued annual financial statements or previously issued interim financial data prior to fiscal 2007. In the restatement, the company will record corrections relating to fiscal 2007 in the quarter in which each error originated and the company will record corrections relating to fiscal periods prior to fiscal 2007 in the first quarter of fiscal 2007.
The most significant error occurred in the fiscal quarter ended June 30, 2007. The company incorrectly determined its income tax benefits primarily as a result of not properly evaluating the realizability of state tax benefits and related deferred tax assets relating to research and development tax credits in Massachusetts. Specifically, the company concluded that primarily based on a decrease in the company’s expected fiscal 2007 financial results related to taxable income in Massachusetts, that it should not have recorded a $656,000 tax benefit related to research and development tax credits in Massachusetts for the three months ended June 30, 2007.

Included in the financial statement tables attached to this press release is a table showing the impact of the restatement on the company’s previously issued financial information for each of the first three quarters of fiscal 2007. Additional details related to the restatement, including other items that required restatement as part of the overall restatement process, can be found in the company’s Current Report on Form 8-K filed with the SEC on December 28, 2007.
Annual Report on Form 10-K
As previously announced on December 17, 2007, the company filed for a 15-day extension period to file its fiscal 2007 Form 10-K because it needed additional time to review certain items. The company has completed that review. The company and the audit committee of the board of directors of the company concluded that the restatement described above is necessary. However, the company does not expect to file its fiscal 2007 Form 10-K within the 15-day extension period because it has been informed by its predecessor independent registered public accounting firm that the predecessor independent registered public accounting firm requires additional time to complete its procedures in order to issue its consent to the inclusion of its auditors’ report on the company’s consolidated financial statements for the fiscal years ended September 30, 2006 and 2005 in the company’s 2007 Form 10-K. The company expects to receive the consent of its predecessor independent registered public accounting firm and file its 2007 Form 10-K by mid-January.
Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:
•	Expense associated with the write-off of in-process research and development and amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Unica
Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process for brand, relationship and internet marketing – from planning and budgeting to project management, execution and measurement. More than 600 companies worldwide have adopted Affinium as their EMM solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to Editors: Copyright 2007 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica, including the timing of the filing of Unica’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the company may not continue to deliver year-over-year growth in revenue and profitability; the company may not continue to generate cash from operations; and the company’s financial projections may be incorrect. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Media contact:
Anne Mathewson
Greenough Communications
617-275-6528
amathewson@greenoughcom.com
Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	September 30,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,493	$30,501
Short-term investments	19,614	9,537
Accounts receivable, net	28,058	26,252
Prepaid expenses and other current assets	8,913	3,367

Total current assets	75,078	69,657

Property and equipment, net	4,135	2,226
Goodwill and other acquired intangible assets, net	36,066	27,388
Other assets	6,069	5,376

Total Assets	$121,348	$104,647

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,366	$2,620
Accrued expenses	17,431	13,534
Short-term deferred revenue	34,946	29,580

Total current liabilities	54,743	45,734

Long-term deferred revenue	3,686	4,306

Total liabilities	58,429	50,040

Stockholders’ equity	62,919	54,607

Total liabilities and stockholders’ equity	$121,348	$104,647

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue
License	$12,804	$10,873	$38,970	$35,023
Maintenance and services	14,125	11,562	54,318	40,876
Subscription	2,372	1,832	8,955	6,512

Total revenue	29,301	24,268	102,243	82,411
Costs of revenue:
License	837	698	2,782	1,924
Maintenance and services	5,295	4,037	18,958	13,854
Subscription	169	136	692	429

Total cost of revenue	6,301	4,871	22,432	16,207

Gross profit	23,000	19,397	79,811	66,204
Operating expenses:
Sales and marketing	11,980	9,949	41,068	33,446
Research and development	6,171	4,926	22,034	17,085
General and administrative	4,531	3,401	16,362	11,549
In-process research and development	—	—	—	4,037
Restructuring charges	—	255	1,244	255
Amortization of acquired intangible assets	393	394	1,572	1,109

Total operating expenses	23,075	18,925	82,280	67,481

Income (loss) from operations	(75)	472	(2,469)	(1,277)
Other income, net	530	596	2,164	1,990

Income (loss) before income taxes	455	1,068	(305)	713
Provision (benefit) from income taxes	50	298	(801)	37

Net income	$405	$770	$496	$676

Net income per common share:
Basic	$0.02	$0.04	$0.02	$0.04

Diluted	$0.02	$0.04	$0.02	$0.03

Shares used in computing net income per common share:
Basic	20,042,705	19,568,000	19,856,702	19,267,319

Diluted	20,837,740	20,331,000	20,782,484	20,234,995

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Twelve Months Ended September 30,
	2007	2006
	(unaudited)
Cash flows from operating activities:
Net income	$496	$676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of capitalized software	1,501	1,102
Amortization of acquired intangible assets	2,709	1,785
In-process research and development	—	4,037
Share-based compensation	5,520	3,018
Excess tax benefits from share-based compensation	(950)	(880)
Deferred tax benefits	(1,241)	(2,929)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	(387)	(9,377)
Prepaid expenses and other current assets	(5,072)	(526)
Other assets	935	269
Accounts payable	(292)	845
Accrued expenses	3,404	535
Deferred revenue	4,120	8,815

Net cash provided by operating activities	10,743	7,370
Cash flows from investing activities:
Purchase of property and equipment, net of acquisition	(3,263)	(1,371)
Capitalization of software development costs	(136)	—
Net cash paid for acquisitions	(11,920)	(28,286)
Cash collected from license acquired in acquisition	31	—
Sales and maturities of short-term investments	48,974	25,044
Purchases of short-term investments	(59,053)	(18,403)
Increase in restricted cash	—	(103)

Net cash used in investing activities	(25,367)	(23,119)
Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock plan purchases	1,891	1,470
Excess tax benefits from share-based compensation	950	882
Payment of withholding taxes in connection with settlement of restricted stock units	(566)	—

Net cash provided by financing activities	2,275	2,352
Effect of exchange rate changes on cash and cash equivalents	341	144

Net decrease in cash and cash equivalents	(12,008)	(13,253)
Cash and cash equivalents at beginning of period	30,501	43,754

Cash and cash equivalents at end of period	$18,493	$30,501

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended,
	September 30,		September 30,
	2007	2006	2007	2006
Non-GAAP financial measures and reconciliation:

GAAP income (loss) from operations	$(75)	$472	$(2,469)	$(1,277)
Add: Share-based compensation	1,718	987	5,520	3,018
In-process research and development and amortization of acquired intangible assets	718	678	2,709	5,822

Non-GAAP income from operations	$2,361	$2,137	$5,760	$7,563

GAAP net income	$405	$770	$496	$676
Less: Adjustment for prior quarter ETR estimates (1)	—	(228)	—	—
Add: Share-based compensation, net of tax (1)	1,458	731	3,807	2,094
In-process research and development and amortization of acquired intangible assets, net of tax (1)	548	444	1,678	3,592

Non-GAAP net income	$2,411	$1,717	$5,981	$6,362

Diluted non-GAAP net income per share	$0.11	$0.08	$0.28	$0.31

Shares used in diluted per share calculation:	21,742	20,557	21,529	20,401

(1)	The Non-GAAP tax provision excludes the impact of the in-process research and development and amortization of acquired intangible assets arising from business combinations and share-based compensation expense; net of permanent differences and income taxes. Reflected in taxes is an adjustment for the difference between the effective tax rate used for the quarters compared to the actual annual rate.
UNICA CORPORATION AND SUBSIDIARIES
SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLES
(In thousands, except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Share-based compensation:
Cost of maintenance and services revenue	$226	$101	$590	$273
Sales and marketing expense	554	287	1,706	776
Research and development expense	351	224	1,151	678
General and administrative expense	587	375	2,073	1,291

Total share-based compensation expense	$1,718	$987	$5,520	$3,018

Amortization of acquired intangible assets:
Cost of license revenue	$325	$285	$1,135	$676
Operating expenses	393	393	1,574	1,109

Total amortization of acquired intangible assets	$718	$678	$2,709	$1,785

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share data)

	Quarter Ended
	December 31, 2006			March 31, 2007			June 30, 2007
	As			As			As
	Previously		As	Previously		As	Previously		As
	Reported	Adjust.	Restated	Reported	Adjust.	Restated	Reported	Adjust.	Restated
Revenue	$23,689	$109	$23,798	$26,034	$263	$26,297	$23,041	$(194)	$22,847
Income (loss) from operations	(765)	179	(586)	469	211	680	(2,297)	(191)	(2,488)
Provision (benefit) for income taxes	(87)	219	132	85	61	146	(2,064)	935	(1,129)
Net income (loss)	(140)	(40)	(180)	913	150	1,063	334	(1,126)	(792)
Net income (loss) per common share
Basic	$(0.01)		$(0.01)	$0.05		$0.05	$0.02		$(0.04)
Diluted	$(0.01)		$(0.01)	$0.04		$0.05	$0.02		$(0.04)